Exhibit 10.8

EXECUTION COPY

ASSIGNMENT OF TRADEMARKS

This ASSIGNMENT OF TRADEMARKS (this “Assignment”) is dated and effective as of November 19, 2009 between Rio Tinto Energy America Inc., a Delaware corporation (“RTEA”) and  Cloud Peak Energy Resources LLC, a Delaware limited liability company (the “Company”).

RECITALS

WHEREAS, RTEA is the sole and exclusive owner of all right, title, and interest in and to all of the trademarks and service marks identified in Schedule A (collectively referred to herein as the “Trademarks”); and

WHEREAS, RTEA is the sole and exclusive owner of all right, title, and interest in and to all of the domain name registrations identified in Schedule B (collectively referred to herein as the “Domain Names”); and

WHEREAS, pursuant to the initial public offering separating the Company from RTEA, the Company  is the successor to that portion of the ongoing business of RTEA, excluding Colowyo, to which the Trademarks and Domain Names pertain and is desirous of acquiring, and RTEA is desirous of assigning to the Company, all right, title, and interest in and to all of the Trademarks and Domain Names and all goodwill connected with the use thereof, symbolized thereby and associated therewith, and the right to sue and recover damages for past and future infringement, misappropriation or other violations related to the Trademarks and Domain Names;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, RTEA and the Company hereby agree as follows:

1.                                       RTEA hereby sells, assigns and transfers to the Company, its successors and assigns, all of its right, title and interest in and to the Trademarks and the Domain Names, and all applications, registrations, and renewals therefor, together with all goodwill symbolized thereby and associated therewith.

2.                                       The Company and RTEA hereby authorize and request the Commissioner of Patents and Trademarks of the United States to issue and to record the title of the Company as owner of all right, title, and interest in and to the Trademarks, all applications, registrations, and renewals therefor, the goodwill connected with the use thereof, symbolized thereby and associated therewith.

3.                                       The Company shall solely and exclusively bear the cost of: (i) all filing and similar fees relating to the filing or recordation of the Company’s ownership interest in, or issuance to the Company of, the Trademarks and Domain Names, and (ii) all maintenance, renewal and similar fees payable in connection with the Trademarks and Domain Names after the date of this Assignment.

4.                                       The Company and RTEA agree to make commercially reasonable efforts to promptly update the registration information for the Domain Names to effect this Assignment.

5.                                       RTEA agrees to execute, upon the reasonable request of the Company and at the Company’s expense, such additional documents as are reasonably necessary or desirable to continue, secure, defend, register, and otherwise give full effect to and perfect the rights of the Company under this Assignment.

In testimony whereof, RTEA has signed below, by its duly authorized legal representatives, on this 16th day of November, 2009.

Rio Tinto Energy America Inc.

By:	/s/ James P. Berson

Title:	Authorized Agent

STATE OF New Mexico	)
COUNTY OF Bernalillo	)

On this 16th day of November, 2009, before me appeared James Paul Berson of Rio Tinto Energy America Inc., who acknowledged execution of this Assignment as a free act by Rio Tinto Energy America Inc.

/s/ Rosa Mendez

Notary Public

ACKNOWLEDGMENT

On behalf of Cloud Peak Energy Resources LLC, I hereby acknowledge receipt of assignment, for good and valuable consideration, of the Trademarks set forth in Schedule A.

Cloud Peak Energy Resources LLC

By:	/s/ Colin Marshall

Title:	President and CEO